 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K/A
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 10, 2012

CHINACAST EDUCATION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33771	20-178991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 08, 20/F, One International Financial Centre, 1 Harbour View Street Central, Hong Kong
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (852) 3960 6506

____________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On January 17, 2012, ChinaCast Education Corporation (the “Company”) filed a Form 8-K to report the results of its annual meeting of stockholders (“Annual Meeting”). This Form 8-K/A is being filed to correct and clarify the disclosure previously made in the Company's Form 8-K with respect to Proposal 1.

The six nominees who received the highest number of votes (Ron Chan Tze Ngon, Michael Santos, Stephen Markscheid, Ned Sherwood, Daniel Tseung and Derek Feng) were elected to the Company's Board of Directors in accordance with the voting results listed below to serve for a term of one year, until the next Annual Meeting and until their successors have been duly elected and have qualified.

Nominee	For	Against	Withheld	Broker Non-Votes
Ron Chan Tze Ngon	21,909,343	-	383,816	-
Justin Tang	11,937,137	-	3,573,096	-
Daniel Tseung	36,476,185	-	2,990,114	-
Michael Santos	19,637,487	-	2,655,672	-
Stephen Markscheid	22,115,995	-	177,164	-
Hope Ni	12,921,708	-	2,588,525	-
Ned Sherwood	23,946,066	-	10,000	-
Derek Feng	18,982,154	-	4,973,912	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 17, 2012	CHINACAST EDUCATION CORPORATION

	By:	/s/ Antonio Sena
Name: Antonio Sena
Title: Chief Financial Officer